INDEMNITY AGREEMENT
THIS AGREEMENT is made between Atlantic Coast Airlines, Inc., a Delaware corporation (the "Company"), and _____________ ("Indemnitee"). The Company and Indemnitee desire that Indemnitee serve or continue to serve as a director or officer of the Company. In view of the potential risks of personal liability to which Indemnitee may be exposed as a result of his service as a director or officer of the Company, Indemnitee is unwilling to serve, or continue to serve, the Company as a director or officer without assurances that adequate liability insurance, indemnification or a combination thereof is, and will continue to be provided. Therefore, in order to induce Indemnitee to serve as a director or officer of the Company, the Company desires and intends hereby to provide indemnification (including advancement of expenses) against any and all liabilities asserted against Indemnitee to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware. For and in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:
1.	Continued Service.  Indemnitee will serve or continue to
serve, at the will of the Company or under separate contract, if such exists, as a director and/or officer so long as he is duly elected and qualified in accordance with the Bylaws of the Company or until he tenders his resignation.
2.	Indemnification.  The Company shall indemnify Indemnitee
as follows:
	(a)	The Company shall indemnify Indemnitee in the
event that he is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
	(b)	The Company shall indemnify Indemnitee in the
event that he is or was a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation for gross negligence or willful misconduct in the performance of his duties to the Company unless and only to the extent that the Delaware Court of Chancery shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery shall deem proper.
	(c)	Any indemnification under paragraphs (a) and (b)
of this Section 2 (unless ordered by a court) shall be made by the Company within 65 days of the submission by the Indemnitee of the Indemnification Statement (as defined under Section 3(a) hereof) and only as authorized in the specific case upon a determination (in accordance with Section 3 hereof) that indemnification of Indemnitee is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this Section 2. Such determination shall be made (i) by a majority vote of the directors who are not or were not parties to such action ("Disinterested Directors"), suit or proceeding, even if the number of Disinterested Directors is less than a quorum, or
(ii) if there are no Disinterested Directors or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. The independent legal counsel may be outside counsel currently or previously employed by the Company, provided that such counsel (A) has not provided legal services to the Indemnitee, (B) does not regularly advise the Directors or senior management of the Company with respect to their actions, duties and responsibilities, and (C) and has not provided legal services to the Company or the Indemnitee with respect to the transaction or matter out of which the action, suit or proceeding arose.
	(d)	Expenses (including attorney fees) incurred by
Indemnitee in defending a civil, criminal, administrative or investigative action, suit or proceeding to which Indemnitee is or was a party or is threatened to be made a party by reason of the fact that he is or was a director or officer of the Company shall be paid by the Company in advance of the final disposition of such action, suit or proceeding within 14 days of the receipt by the Company of a sworn statement of request for advancement of expenses substantially in the form of Exhibit A attached hereto and made a part hereof ("Undertaking"), averring that (i) he has reasonably incurred or will reasonably incur actual expenses in defending a civil, criminal, administrative or investigative action, suit or proceeding, and (ii) he undertakes to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Company under this Agreement or otherwise; provided that no such expenses shall be payable hereunder to the extent that the Disinterested Directors, independent legal counsel, or stockholders, as the case may be, promptly make a determination as provided herein that the Undertaking is with respect to an excluded claim as defined in Section 5 hereof.
	(e)	The Company shall have no obligation to indemnify
Indemnitee under this Agreement for any amounts paid in a settlement of any action, suit or proceeding effected without the Company's prior written consent, which consent shall not be unreasonably withheld. The Company shall not settle any claim in any manner that would impose any obligation on Indemnitee without the Indemnitee's prior written consent. Indemnitee shall not unreasonably withhold his consent to any proposed settlement.
	(f)	The rights to indemnification and advancement of
expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under any statute, bylaw, insurance policy, agreement, vote of stockholders or Disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue after Indemnitee has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators.
3.	Determination of Right to Indemnification.  For purposes
of making the determination in a specific case under paragraph (c) of
Section 2 hereof whether to make indemnification, the Disinterested Directors, independent legal counsel, or stockholders, as the case may be, shall make such determination in accordance with the following procedure:
	(a)	Indemnitee may submit to the board of directors a
sworn statement requesting indemnification, which statement shall be substantially in the form of Exhibit B attached hereto and made a part hereof (the "Indemnification Statement"), averring that he has met the applicable standard of conduct set forth in paragraphs (a) and (b) of
Section 2 hereof; and
	(b)	Submission of the Indemnification Statement to the
board of directors shall create a rebuttable presumption that Indemnitee is entitled to indemnification under this Agreement, and the Disinterested Directors, independent legal counsel, or stockholders, as the case may be, shall within 60 days after submission of the Indemnification Statement specifically determine that Indemnitee is so entitled, unless it or they make a determination that (i) sufficient evidence exists to rebut the presumption that Indemnitee has met the applicable standard of conduct set forth in paragraphs (a) or (b) of Section 2 hereof or (ii) that the Indemnification Statement is with respect to an excluded claim as defined in Section 5 hereof.
4.	Merger, Consolidation or Sale of Assets.  In the event
that the Company shall be a constituent corporation in a consolidation or merger, whether the Company is the resulting or surviving corporation or is absorbed, Indemnitee shall stand in the same position under this Agreement with respect to the resulting, surviving or changed corporation as he would have with respect to the Company if its separate existence had continued. The Board of Directors of the Company shall use its best efforts to make any sale or transfer of substantially all of the assets of the Company contingent upon the acquiring party expressly assuming or guaranteeing the Company's obligations under this Agreement.
5.	Certain Definitions.  For purposes of this Agreement,
the following definitions apply herein:
"other enterprises" shall include employee benefit plans, and civic, non-profit, or charitable organizations, whether or not incorporated;
"fines" shall include any excise taxes assessed on Indemnitee with respect to any employee benefit plan;
"serving at the request of the Company" shall include any
service at the request or with the express or implied authorization of the Company, as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, Indemnitee with respect to a corporation or "other enterprises," its participants or beneficiaries; and if Indemnitee acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of such "other enterprises," he shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Agreement; and "excluded claim" shall include any claim (i) based upon or attributable to Indemnitee gaining any personal profit or advantage to which Indemnitee is not entitled, (ii) for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, or similar provisions of any state law, or (iii) the payment of which by the Company is not permitted under any applicable law.
6.	Attorney's Fees.  In the event that Indemnitee
institutes any legal action to enforce his rights under, or to recover damages for breach of this Agreement, Indemnitee, if he prevails in whole or in part, shall be entitled to recover from the Company all attorneys' fees and disbursements incurred by him.
7.	Severability.  If any provision of this Agreement or the
application of any provision hereof to any person or circumstances is held invalid, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected.
8.	Governing Law.  This Agreement shall be governed by and
construed in accordance with the laws of the State of Delaware without regard to its conflict of laws rules.
9.	Modification, Survival.  Subject to paragraph (e) of
Section 2 hereof, this Agreement contains the entire agreement of the parties relating to the subject matter hereof and shall supersede all other agreements and understandings, if any, between the parties with respect to the matters contemplated herein. This Agreement may be modified only by an instrument in writing signed by both parties hereto. The provisions of this Agreement shall survive the termination of Indemnitee's service as a director or officer of the Company.
10.	Successors and Assigns.	This Agreement shall be binding
upon all successors and assigns of the Company and any successors by merger or otherwise by operation of law, and shall be binding upon and inure to the benefit of the heirs, executors and administrators of the Indemnitee.
IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement and set their seals effective as of the      day of          ,
199  .


						ATLANTIC COAST AIRLINES, INC.



Attest:                 	   By:

       Secretary		      President


(Corporate Seal)			INDEMNITEE







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